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                                                                   Exhibit 99(e)

                                     BYLAWS
                                       OF
                         NEWHALL MANAGEMENT CORPORATION

                                ARTICLE 1 OFFICES

                  Section 1.1 The principal executive office of Newhall Management Corporation (the "Corporation") shall be at 23823 Valencia Boulevard, in Valencia, County of Los Angeles, State of California 91355 or at such other place as the Board of Directors shall determine.

                  Section 1.2 The Corporation may also have offices at such other places as the Board of Directors may from time to time designate, or as the business of the Corporation may require.


                        ARTICLE 2  SHAREHOLDERS' MEETINGS

                  Section 2.1 ANNUAL MEETINGS. The annual meeting of the shareholders of the Corporation for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting shall be held at such time, date and place as may be determined by resolution of the Board of Directors and stated in the notice of the meeting. If the annual meeting of the shareholders be not held as herein prescribed, the election of directors may be held at any meeting thereafter called pursuant to these Bylaws.

                  Section 2.2 SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose whatsoever, unless otherwise prescribed by statute, may be called at any time by the Chairman of the Board, the President, the Chief Executive Officer, the Board of Directors, a majority of the members of the Board of Directors, a committee of the Board of Directors which has been duly designated by the Board of Directors, and whose powers and authority, as provided in a resolution of the Board of Directors or in the Bylaws, explicitly or implicitly include the power to call such meetings, or one or more shareholders holding not less than ten percent (10%)of the voting power of the Corporation, but special meetings may not be called by any other person or persons.

                  Section 2.3 PLACE. All meetings of the shareholders shall be at any place within or without the State of California designated by the Board of Directors or by written consent of all the persons entitled to vote thereat, given either before or after the meeting. In the absence of any such designation, shareholders' meetings shall be held at the principal executive office of the Corporation.

                  Section 2.4 NOTICE. Notice of meetings of the shareholders of the Corporation shall be given in writing to each shareholder entitled to vote, either personally or by first-class mail (unless the Corporation has 500 or more shareholders determined as provided by the California Corporations Code on the record date for the meeting, in which case notice may be sent by third-class mail) or other means of written communication, charges prepaid, addressed to the shareholder at his address appearing on the books of the Corporation or given by the shareholder to the Corporation for the purpose of notice. Notice of any such meeting of shareholders shall be sent to each shareholder entitled thereto not less than ten (10) (or, if sent by third-class mail, thirty (30)) nor more than sixty (60) days before the meeting. The notice shall state the place, date and hour of the meeting and, (1) in the case of special meetings, the general nature of the business to be transacted, and no other business may be transacted, or
(2) in the case of annual meetings, those matters which the Board of Directors, at the time of the mailing of the notice, intends to present for action by the shareholders, but subject to Section 601(f) of the California Corporations Code any proper matter may be presented at the meeting for shareholder action, and
(3) in


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the case of any meeting at which directors are to be elected, the names of the nominees intended at the time of the mailing of the notice to be presented by management for election.

                  Section 2.5 ADJOURNED MEETINGS. Any shareholders' meeting may be adjourned from time to time by the vote of the holders of a majority of the voting shares present at the meeting either in person or by proxy. Notice of any adjourned meeting need not be given unless a meeting is adjourned for forty-five
(45) days or more from the date set for the original meeting or a new record date is selected.

                  Section 2.6 QUORUM. The presence in person or by proxy of the persons entitled to vote a majority of the shares entitled to vote at any meeting constitutes a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

                  In the absence of a quorum, any meeting of shareholders may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but no other business may be transacted, except as provided above.

                  Section 2.7 SHAREHOLDER ACTION BY WRITTEN CONSENT. Any action which may be taken at any meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided, however, that (1) unless the consents of all shareholders entitled to vote have been solicited in writing, notice of any shareholder approval without a meeting by less than unanimous written consent shall be given as required by the California Corporations Code, and (2) directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors.

                  Any written consent may be revoked by a writing received by the Secretary of the Corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary.

                  Section 2.8 WAIVER OF NOTICE. The transactions of any meeting of shareholders, however called and noticed, and whenever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of the meeting, or an approval of the minutes thereof. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

                  Section 2.9 VOTING. The voting at all meetings of shareholders need not be by ballot, but any qualified shareholder before the voting begins may demand a stock vote whereupon such stock vote shall be taken by ballot, each of which shall state the name of the shareholder voting and the number of shares voted by such shareholder, and if such ballot be cast by a proxy, it shall also state the name of such proxy.

                  At any meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person, or by proxy appointed in a writing subscribed by such shareholder and bearing a date not more than eleven
(11) months prior to said meeting, unless the writing states that it is irrevocable and satisfies Section 705(e) of the California Corporations Code, in which event it is irrevocable for the period specified in said writing and said
Section 705(e).

                  Section 2.10 RECORD DATES. If the Board of Directors fixes a day for the determination of shareholders of record entitled to vote as provided in Section 6.3 of these Bylaws, then, subject to the


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provisions of the General Corporation Law of the State of California, only persons in whose name shares entitled to vote stand on the stock records of the Corporation at the close of business on such day shall be entitled to vote.

                  If no record date is fixed:

                  The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held;

                  The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is given; and

                  The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.

                  A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, but the Board of Directors shall fix a new record date if the meeting is adjourned for more than forty-five (45) days.

                          ARTICLE 3 BOARD OF DIRECTORS

                  Section 3.1 POWERS. Subject to any limitations in the Articles of Incorporation or these Bylaws and to any provision of the California Corporations Code requiring shareholder authorization or approval for a particular action, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by, or under the direction of, the Board of Directors. The Board of Directors may delegate the management of the day-to-day operation of the business of the Corporation to a management company or other person provided that the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised, under the ultimate direction of the Board of Directors.

                  Section 3.2 NUMBER, TENURE AND QUALIFICATIONS. The number of directors that shall constitute the whole board shall be not more than thirteen
(13) nor fewer than seven (7). The exact number of directors may be fixed from time to time within such limit by a duly adopted resolution of the Board of Directors or shareholders. The exact number of directors presently authorized shall be eleven (11) until changed within the limits specified above by a duly adopted resolution of the Board of Directors or shareholders.

                  Directors shall hold office until the next annual meeting of shareholders and until their respective successors are elected. If any such annual meeting is not held, or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose. No person may serve as a director of the Corporation unless that person beneficially owns one or more shares of the common stock of the Corporation. A director, other than any person who served as an initial member of the Board of Directors, shall retire at the next meeting of shareholders after such director becomes seventy-two (72) years of age.

                  Section 3.3 REGULAR MEETINGS. A regular annual meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide for other regular meetings from time to time by resolution.


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                  Section 3.4 SPECIAL MEETINGS. Special meetings of the Board of
Directors may be called at any time by the Chairman of the Board, the President, the Chief Executive Officer or any two (2) directors. Written notice of the time and place of all special meetings of the Board of Directors shall be delivered personally or by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail or other electronic means to each director at least forty-eight
(48) hours before the meeting, or sent to each director by first-class mail, postage prepaid, at least four (4) days before the meeting. The notice need not specify the purpose of the meeting. Notice of any meeting of the Board of Directors need not be given to any director who signs a waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to the director.

                  Section 3.5 PLACE OF MEETINGS. Meetings of the Board of Directors may be held at any place within or without the State of California, which has been designated in the notice, or if not stated in the notice or there is no notice, the principal executive office of the Corporation or as designated by the resolution duly adopted by the Board of Directors.

                  Section 3.6 PARTICIPATION BY TELEPHONE. Members of the Board of Directors may participate in a meeting through use of conference telephone, electronic video screen communication, or other communications equipment. Participation in a meeting through use of conference telephone constitutes presence in person at the meeting as long as all members participating in such meeting can hear one another. Participation in a meeting through the use of electronic video screen communication or other communications equipment (other than conference telephone) constitutes presence in person at that meeting if all of the following apply: (a) each member participating in the meeting can communicate with all of the other members concurrently, (b) each member is provided the means of participating in all matters before the Board of Directors, including, without limitation, the capacity to propose, or to interpose an objection to, a specific action to be taken by the Corporation, and
(c) the Corporation adopts and implements some means of verifying that (i) a person participating in the meeting is a director or other person entitled to participate in the Board of Directors' meeting, and (ii) all actions of, or votes by, the Board of Directors are taken or cast only by the directors and not by persons who are not directors.

                  Section 3.7 QUORUM. A quorum at all meetings of the Board of Directors shall be a majority of the authorized number of directors. In the absence of a quorum a majority of the directors present may adjourn any meeting to another time and place. Notice of any adjourned meeting need not be given.

                  Section 3.8 ACTION AT MEETING. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board of Directors. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

                  Section 3.9 WAIVER OF NOTICE. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

                  Section 3.10 ACTION WITHOUT MEETING. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.


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                  Section 3.11 REMOVAL. The Board of Directors may declare
vacant the office of a director who has been declared of unsound mind by an order of court or who has been convicted of a felony.

                  The entire Board of Directors or any individual director may be removed from office without cause by a vote of shareholders holding a majority of the outstanding shares entitled to vote at an election of directors.

                  In the event an office of a director is so declared vacant or in case the Board or any one or more directors be so removed, new directors may be elected at the same meeting.

                  Section 3.12 RESIGNATIONS. Any director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors of the Corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

                  Section 3.13 VACANCIES. Except for a vacancy created by the removal of a director, all vacancies in the Board of Directors, whether caused by resignation, death or otherwise, may be filled by a majority of the remaining directors or, if the number of directors then in office is less than a quorum, by (a) the unanimous written consent of the directors then in office, (b) the affirmative vote of a majority of the directors then in office at a meeting held pursuant to notice or waivers of notice complying with California Corporations Code Section 307, or (c) a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual, regular or special meeting of the shareholders. Vacancies created by the removal of a director may be filled only by approval of the shareholders. The shareholders may elect a director at any time to fill any vacancy not filled by the directors. Any such election by written consent requires the consent of a majority of the outstanding shares entitled to vote.

                  Section 3.14 COMPENSATION. No stated salary shall be paid directors, as such, for their services, but, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of such Board; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                  Section 3.15 COMMITTEES. The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two (2) or more directors, to serve at the pleasure of the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have all the authority of the Board of Directors in the management of the business and affairs of the Corporation, except with respect to (a) the approval of any action requiring shareholders' approval or approval of the outstanding shares, (b) the filling of vacancies on the Board or any committee, (c) the fixing of compensation of directors for serving on the Board or any committee, (d) the adoption, amendment or repeal of Bylaws, (e) the amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable, (f) a distribution to shareholders, except at a rate or in a periodic amount or within a price range determined by the Board, and (g) the appointment of other committees of the Board or the members thereof.


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                               ARTICLE 4 OFFICERS

                  Section 4.1 OFFICERS. The officers of the Corporation shall be a President, a Chief Executive Officer, one or more Vice Presidents, a Secretary, a Chief Financial Officer, and a Controller. The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as may be appointed in accordance with the provisions of Section 4.3 of this Article 4. One person may hold two or more offices, except that the Secretary may not hold the office of, or serve as, Chief Executive Officer.

                  Section 4.2 ELECTION. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section
4.3 or Section 4.5 of this Article, shall be chosen annually by the Board of Directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

                  Section 4.3 SUBORDINATE OFFICERS, ETC. The Board of Directors may appoint such other officers as the business of the Corporation may require, each of whom shall have such authority and perform such duties as are provided in these Bylaws or as the Board may from time to time specify, and shall hold office until he shall resign or shall be removed or otherwise disqualified to serve.

                  Section 4.4 REMOVAL AND RESIGNATION. Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the Board of Directors, or by any officer upon whom such power of removal may be conferred by the Board.

                  Any officer may resign at any time by giving written notice to the Board or to the President, or the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  Section 4.5 VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the Bylaws for regular appointments to such office.

                  Section 4.6 CHAIRMAN OF THE BOARD. The Chairman of the Board, if such office is filled by the Board of Directors, shall preside at all meetings of shareholders and the Board of Directors and shall perform all such other duties as from time to time may be assigned to him by the Board of Directors.

                  Section 4.7 PRESIDENT. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board and the Chief Executive Officer, if there be such officers, the President shall be the Chief Executive Officer of the Corporation, unless the Board of Directors designates another person to serve as Chief Executive Officer and shall have such duties and responsibilities as the Board of Directors shall determine.

                  Section 4.8 CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be the President or such other person as is designated by the Board of Directors and shall, subject to the control of the Board, have general supervision, direction and control of the business and affairs of the Corporation. He shall have the general powers and duties of management usually vested in the office of Chief Executive Officer or President of a corporation, and shall have such other powers and duties with respect to the administration of the business and affairs of the Corporation as may from time to time be assigned to him by the Board or as is prescribed by the Bylaws. He shall preside at all meetings of shareholders.


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                  Section 4.9 VICE PRESIDENTS. The Vice Presidents shall
exercise and perform such powers and duties with respect to the administration of the business and affairs of the Corporation as may from time to time be assigned to each of them by the President or by the Board of Directors or as is prescribed by the Bylaws. In the absence or disability of the President, the Vice Presidents, in order of their rank as fixed by the Board, or if not ranked, the Vice President designated by the Board, shall perform all of the duties of the President and when so acting shall have all of the powers of and be subject to all the restrictions upon the President.

                  Section 4.10 SECRETARY. The Secretary shall keep, or cause to be kept, a book of minutes at the principal office for the transaction of the business of the Corporation, or such other place as the Board of Directors may order, of all meetings of directors and shareholders, with the time and place of holding, whether regular or special, and if special, how authorized and the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at shareholders' meetings and the proceedings thereof.

                  The Secretary shall keep, or cause to be kept, at the principal office for the transaction of the business of the Corporation or at the office of the Corporation's transfer agent, a share register, or a duplicate share register, showing the names of the shareholders and their addresses; the number and classes of shares held by each; the number and date of certificates issued for the same; and the number and date of cancellation of every certificate surrendered for cancellation.

                  The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the Board required by these Bylaws or by law to be given, and he shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board or these Bylaws. If for any reason the Secretary shall fail to give notice of any special meeting of the Board called by one or more of the persons identified in Section 3.4, or if he shall fail to give notice of any special meeting of the shareholders called by one or more of the persons identified in Section 2.2, then any such person or persons may give notice of any such special meeting.

                  Section 4.11 CHIEF FINANCIAL OFFICER. The Chief Financial Officer may also be designated by the alternate title of "Treasurer." The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus, and shares. The books of account shall at all reasonable times be open to inspection by any director.

                  The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board, shall render to the President, and directors, whenever they request it, an account of all of his transactions as Treasurer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board or these Bylaws.

                  Section 4.12 CONTROLLER. The Controller shall supervise the maintenance of adequate and correct accounts of the properties and business transactions of all subsidiaries of the Corporation and shall exercise and perform such powers and duties with respect to the administration of the business and affairs of the Corporation as may from time to time be assigned to him by the President, by the Chief Executive Officer, by any Vice President or by the Board of Directors, or as is prescribed by the Bylaws.

                  Section 4.13 INABILITY TO ACT. In the case of absence or inability to act of any officer of the Corporation and of any person herein authorized to act in his place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer, or any director or other person whom it may select.


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                                    ARTICLE 5
                  CONTRACTS, CHECKS, DRAFTS BANK ACCOUNTS, ETC.

                  Section 5.1 EXECUTION OF CONTRACTS. The Board of Directors, except as in these Bylaws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board or by these Bylaws, no officer, agent, or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount.

                  Section 5.2 CHECKS, DRAFTS, ETC. All checks, drafts, or other orders for payment of money, notes, or other evidence of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors. Each such person shall give such bond, if any, as the Board may require.

                  Section 5.3 DEPOSIT. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may select, or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, the President, the Chief Executive Officer, any Vice President or the Treasurer (or any other officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation who shall from time to time be determined by the Board) may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Corporation.

                  Section 5.4 GENERAL AND SPECIAL BANK ACCOUNTS. The Board of Directors may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may select or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

                                    ARTICLE 6
                            SHARES AND THEIR TRANSFER

                  Section 6.1 CERTIFICATES FOR STOCK. Every record owner of stock of the Corporation shall be entitled to have a certificate or certificates, to be in such form as the Board of Directors shall prescribe, certifying the number and class of shares of the stock of the Corporation owned by him. The certificates representing shares of such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation (1) by the President, Chief Executive Officer, or a Vice President, and (2) by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer. Any or all of the signatures on the certificates may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon any such certificate shall thereafter have ceased to be such officer, transfer agent, or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such officer, transfer agent, or registrar at the date of issue. A record shall be kept of the respective names of the persons, firms, or corporations owning the stock represented by such certificates, the number and class of shares represented by such certificates, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation. Every certificate surrendered to


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the Corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 6.2.

                  Section 6.2 LOST, STOLEN, DESTROYED AND MUTILATED CERTIFICATES. In any case of loss, theft, destruction, or mutilation of any certificate of stock, another may be issued in its place upon proof of such loss, theft, destruction, or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sum as the Board may direct; provided, however, that a new certificate may be issued without requiring any bond when, in the judgment of the Board, it is proper so to do.

                  Section 6.3 RECORD DATE AND CLOSING OF STOCK BOOKS. The Board of Directors may fix a time in the future as a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders or entitled to receive payment of any dividend or distribution, or any allotment of rights, or to exercise rights in respect to any other lawful action. The record date so fixed shall not be more than sixty (60) nor less than ten (10) days prior to the date of the meeting or event for the purposes of which it is fixed. When a record date is so fixed, only shareholders of record at the close of business on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any, shares on the books of the Corporation after the record date.

                  The Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of a period of not more than sixty (60) days prior to the date of a shareholders' meeting, the date when the right to any dividend, distribution, or allotment of rights vests, or the effective date of any change, conversion, or exchange of shares.

                  Section 6.4 REGISTERED OWNER. Prior to due presentation of transfers for registration in the stock transfer book of the Corporation, the registered owner of shares shall be treated as the person exclusively entitled to vote, to receive notice, and to exercise all other rights and receive all other entitlements of shareholders, except as may be otherwise provided by California law.

                  Section 6.5 TRANSFER TO VOTING TRUST. All persons who are issued shares of common stock of the Corporation shall execute and become a party to a voting trust agreement ("Voting Trust Agreement") among the Corporation, all of its shareholders, and the trustee of the voting trust. Each of the persons who is issued any such shares shall deposit the certificates for the shares with the trustee of the voting trust pursuant to the Voting Trust Agreement and shall be issued a voting trust certificate ("Voting Trust Certificate") representing the issuee's beneficial interest in the shares deposited.

                  Section 6.6 SHAREHOLDERS' AGREEMENT. All persons who are issued shares of common stock of the Corporation shall execute and become a party to a shareholders' agreement ("Shareholders' Agreement") among the Corporation, all of its shareholders, and the voting trust, pursuant to which the transfer of shares of the Corporation will be restricted. The Shareholders' Agreement may require each person who is issued shares of common stock of the Corporation to contribute general partner units of partnership interest ("Units") in Newhall Management Limited Partnership or Depositary Receipts representing units of limited partner interests in The Newhall Land and Farming Company (a California Limited Partnership) ("Public Units"), to the capital of the Corporation.

                  Section 6.7 RESTRICTION ON TRANSFER. Except as set forth in these Bylaws, the Voting Trust Agreement, or the Shareholders' Agreement, no shareholder or holder of a Voting Trust Certificate shall sell, assign, transfer, convey, pledge, hypothecate, give a security interest in, encumber, give, or otherwise dispose or attempt to dispose of any of the shares of common stock of the Corporation or any interest therein, including any interest represented by a Voting Trust Certificate. Any purported sale or other transfer of any shares, Voting Trust Certificate or any interest therein contrary to these Bylaws, the Voting Trust Agreement, or the Shareholders' Agreement shall be null and void and the purported purchaser or other transferee shall acquire no interest whatsoever in the shares or Voting Trust Certificate.

                  Section 6.8 REPURCHASE OF SHARES.

                           (a) Any of the following events will constitute a
"Repurchase Event" as to any Owner (as defined in the Shareholders' Agreement) (other than the trustee of the voting trust in its capacity as trustee) or holder of a Voting Trust Certificate:

                           (i)      the Respective Shareholder (as defined in
the Shareholders' Agreement) ceases to be a Director of the Corporation for any reason;

                           (ii) that person fails to re-execute the Voting Trust
Agreement, as provided in the Voting Trust Agreement, as it may be amended from time to time;

                           (iii) any shares of that person are levied upon under
a writ of execution, become subject to sale under any legal process, are transferred or ordered to be transferred to or for the benefit of any person or entity as a result of or in connection with any final property settlement or judgment incident to a divorce, dissolution of marriage, or separation or are transferred or ordered to be transferred to any person who is not a shareholder or holder of a Voting Trust Certificate by decree of distribution or other court order in proceedings arising from the death of the spouse of that person (on and as of the date of such levy, legal process, settlement, judgment, decree, or order);

                           (iv)     the Shareholder (together with his Permitted
Transferees (as defined in the Shareholders' Agreement) fails to own at least one limited partner unit in Newhall Management Limited Partnership;

                           (v)      a transfer or attempted or purported
transfer in violation of Section 6.7 occurs;

                           (vi)     that person fails to make a contribution to
the capital of the Corporation as set forth in the Shareholders' Agreement;

                           (vii) that person fails to sign a consent to the
Corporation's election under Subchapter S of the Internal Revenue Code of 1986, as amended, whenever such consent may be requested by the Corporation;

                           (viii) that person's spouse fails to sign any consent
which may be required; or

                           (ix)     that person or the Respective Shareholder
materially breaches the Shareholder's Agreement or the Voting Trust Agreement.

                           (b) Upon the occurrence of any Repurchase Event:

                           (i)      the shareholder or holder of the Voting
Trust Certificate shall promptly notify the Corporation of the Repurchase Event;

                           (ii)     the Respective Shareholder subject to the
Repurchase Event shall resign immediately as a Director of the Corporation; and

                           (iii) the Corporation shall repurchase (or otherwise
direct the sale of) all shares owned by the shareholder or holder of a Voting Trust Certificate in accordance with Section 6.8(c) within one year from the Repurchase Event and the Corporation shall use its best efforts to repurchase such shares as soon as possible after the Repurchase Event.

                           (c) The Corporation shall repurchase the shares of a
shareholder as follows:

                           (i)      The purchase price per share repurchased by
the Corporation shall be an amount equal to the then current market value of one Public Unit of Newhall, as adjusted to reflect splits, recapitalizations, or like events, which may have occurred after the issuance of the shares and which were not reflected in a corresponding split in the shares. The market value of one Public Unit of Newhall shall be deemed to be the closing trading price of a Public Unit on the New York Stock Exchange on the last trading day immediately preceding the repurchase day.

                           (ii) Subject to Section 6.8(b)(iii) the shares shall
be repurchased at such time or times as the Corporation shall determine. In connection with any such repurchase the shareholder or holder of a Voting Trust Certificate shall immediately cause his or her shares which are being repurchased to be withdrawn from the voting trust and surrendered to the Corporation for cancellation.

                           (d) Notwithstanding anything to the contrary herein,
if a Repurchase Event occurs, the
Corporation may approve or require the sale of the shares by the beneficial owner of the shares directly or indirectly to his or her successor as Director at a price per share equal to that set forth in Section 6.8(c)(i) hereof.

                  Section 6.9 ADDITIONAL SHAREHOLDERS. Any person who becomes a shareholder of the Corporation shall contribute all of the shares owned by that person to the voting trust as described in Section 6.5, and shall execute and become a party to the Voting Trust Agreement, the Shareholders' Agreement, and any other agreement among all of the shareholders or holders of Voting Trust Certificates. Upon the election of a new director pursuant to an amendment of
Section 3.2 hereof increasing the number of directors, such new director shall purchase a number of shares of capital stock of the Corporation specified by the directors in their sole discretion at a price per share equal to that set forth in Section 6.8(c)(i) hereof. Each new shareholder shall own at least one limited partner unit in Newhall Management Limited Partnership, and the failure to own at least one limited partner unit in Newhall Management Limited Partnership is a Repurchase Event under Section 6.8(a).

                                    ARTICLE 7
                                 INDEMNIFICATION

                  Section 7.1 ACTIONS, ETC. OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, settlements, and other amounts actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

                  Section 7.2 ACTIONS, ETC. BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, or as a member of any committee or similar body, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith, in a manner he reasonably believed to be in the best interests of the Corporation, and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances, except that no indemnification shall be required under this Section 7.2 (i) in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper, (ii) of amounts paid in settling or otherwise disposing of a threatened or pending action, with or without court approval, or (iii) of expenses incurred in defending a threatened or pending action which is settled or otherwise disposed of without court approval.

                  Section 7.3 DETERMINATION OF RIGHT OF INDEMNIFICATION. Any indemnification under Section 7.1 or 7.2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in
Section 7.1 and 7.2. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, (ii) by the shareholders (with the shares owned by the person to be indemnified not being entitled to vote thereon), or (iii) by the court in which the action, suit or proceeding is or was pending upon application made by the Corporation or the person seeking indemnification or the attorney or other person rendering services in connection with the defense, whether or not such application by the person seeking indemnification, by the attorney, or by such other person is opposed by the Corporation.

                  Section 7.4 INDEMNIFICATION AGAINST EXPENSES OF SUCCESSFUL PARTY. Notwithstanding the other provisions of this Article, to the extent that a director, officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 7.1 or 7.2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  Section 7.5 ADVANCE OF EXPENSES. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

                  Section 7.6 OTHER RIGHTS AND REMEDIES. The indemnification provided by this Article shall not be deemed exclusive and is declared expressly to be nonexclusive of any other rights to which those seeking indemnification may be entitled under the Limited Partnership Agreement of The Newhall Land and Farming Company (a California Limited Partnership) or the Limited Partnership Agreement of Newhall Management Limited Partnership.

                  Section 7.7 INSURANCE. Upon resolution passed by the Board, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise or as a member of any committee or similar body against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

                                    ARTICLE 8
                                  MISCELLANEOUS

                  Section 8.1 REPRESENTATION OF SHARES IN OTHER CORPORATIONS. Shares of other corporations or units of partnership interests standing in the name of this Corporation may be voted or represented and all incidents thereto may be exercised on behalf of the Corporation by any officer or by such other person as any officer may designate.

                  Section 8.2 FISCAL YEAR. The fiscal year of the Corporation shall end on the 31st day of December or such other day as the Board of Directors shall determine.

                  Section 8.3 ANNUAL REPORTS. The Annual Report to shareholders, described in the California Corporations Code, is expressly waived and dispensed with until such time as the Corporation has more than 100 shareholders.

                  Section 8.4 AMENDMENTS. Except as provided below, Bylaws may be adopted, amended, or repealed by the vote or the written consent of shareholders entitled to exercise a majority of the voting power of the Corporation or by the Board of Directors. Notwithstanding the foregoing, no amendment to these Bylaws shall be valid or binding as to any shareholder or holder of a Voting Trust Certificate who does not consent to the amendment, if the amendment would have a material adverse effect on the right of such person to receive dividends or distributions from the Corporation or would materially increase the restrictions on the transferability of the shares, any interest in the shares or Voting Trust Certificates held or owned by such person.

                  Section 8.5 TERMINATION OF SUBCHAPTER S ELECTION. No resolution, Bylaw, or agreement terminating or which would have the effect of terminating the election of the Corporation to be an S corporation pursuant to Subchapter S of the Internal Revenue Code of 1986, as amended, shall be valid or binding without the consent or approval of every holder of a Voting Trust Certificate.

                           CERTIFICATE OF SECRETARY OF
                         NEWHALL MANAGEMENT CORPORATION

                  The undersigned, Trude A. Tsujimoto, Secretary of Newhall Management Corporation (the "Corporation"), a California corporation, hereby certifies that the attached document is a true and complete copy of the Bylaws of the Corporation as in effect on the date hereof.

                  IN WITNESS WHEREOF, the undersigned has executed this certificate as of this 19th day of July, 2000.

                                                      /s/ Trude Tsujimoto
                                                  ------------------------------
                                                   Trude A. Tsujimoto,
                                                   Secretary